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                                                                  Exhibit 10(ii)

                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the statement of additional information included in Post-Effective Amendment No. 12 of the Registration Statement on Form N-4 for Zenith Accumulator, issued through The New England Variable Account (File No. 333-11131). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        SUTHERLAND ASBILL & BRENNAN LLP

                                        By: /s/ Mary E. Thornton
                                            ------------------------------------
                                            Mary E. Thornton

Washington, D.C.
April 25, 2005